Exhibit 99.1

110 N Minnesota Ave., Suite 300

Sioux Falls, SD 57104

(T) 605.978.7000

(F) 605.978.7150

FOR IMMEDIATE RELEASE

VeraSun Energy Closes on Sale

of Assets with Valero Renewable Fuels

Texas-Based Refiner Purchases Five Facilities and Development Site

Sioux Falls, S.D., April 1, 2009 - VeraSun Energy Corp. today announced that it closed on the sale of assets to Valero Renewable Fuels that included five ethanol production facilities and a development site. The sale closed at 12:01 a.m. CDT, this morning. The facilities are located in Aurora, S.D.; Fort Dodge, Charles City, and Hartley, Iowa; and Welcome, Minn., and the development site is in Reynolds, Ind.

VeraSun Energy selected Valero Renewable Fuels as the successful bidder for seven of its ethanol production facilities and the development site on March 17, 2009 as part of an auction sale process. Valero Renewable Fuels is a subsidiary of Valero Energy Corporation, North America’s largest petroleum refiner and marketer based in San Antonio, Texas. Valero purchased the ethanol production facilities in Aurora, Fort Dodge, Charles City, Hartley and Welcome, in addition to the Reynolds site, for $350 million. This group of assets was part of a “stalking horse” bid submitted by Valero in early February.

Valero also successfully bid $72 million for the Albert City facility and $55 million for the Albion facility. The purchase price also includes working capital and other certain adjustments. Closing on the Albert City and Albion facilities is expected in the coming weeks.

VeraSun also expects to close on the sale of its remaining facilities in the next several weeks.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements by VeraSun Energy Corporation (the “Company”) regarding its chapter 11 reorganization process, including the sale of assets of the Company and its subsidiaries, as well as other statements of management’s expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and other similar expressions. Forward-looking statements are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of the Company’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the following: any failure of the Company and each of the successful bidders to enter into a definitive purchase and sale agreement for the assets to be acquired; any failure of a successful bidder to consummate the purchase of the assets as to which it was a successful bidder for financial or other reasons; the ability of the Company to satisfy the conditions for drawing on any existing debtor-in-possession financing and to obtain additional debtor-in-possession financing on an interim or final basis; the ability of the Company to operate pursuant to the terms and conditions of any debtor-in-possession financing and any cash collateral order entered by the bankruptcy court in connection with the Company’s chapter 11 cases, including requirements to sell assets within mandated deadlines; the ability of the Company to continue to fund operations based upon future revenues and liquidity constraints set forth in existing debtor-in-possession financings and cash collateral orders; the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceedings prosecuted by the Company from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the bankruptcy cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities and VeraSun Energy Corporation’s common stock. No assurance can be given as to what values, if any, will be ascribed in the chapter 11 proceeding to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

VeraSun Contacts:

Media:

Mike Lockrem

605-978-7055

mlockrem@verasun.com

Investors:

Patty Dickerson

605-978-7137

pdickerson@verasun.com